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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                ------------


                                  FORM 8-A


              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                         ORION POWER HOLDINGS, INC.

         (Exact name of the Registrant as specified in its charter)



              Delaware                                 52-2087649
       -----------------------                     -------------------
       (State of incorporation                      (I.R.S. Employer
           or organization)                        Identification No.)



        7 East Redwood Street, 10th Floor, Baltimore, Maryland 21202
        ------------------------------------------------------------
             (Address of principal executive offices) (Zip Code)


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box. [ X ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates, if applicable: 333-44118.

      Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                              Name of Each Exchange on Which
to be so Registered                              Each Class is to be Registered
-------------------                              ------------------------------

Common Stock, par value $.01 per share           New York Stock Exchange

Preferred Stock Purchase Rights                  New York Stock Exchange


      Securities to be registered pursuant to Section 12(g) of the Act:

                                      None.

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The Registrant incorporates by reference herein the description of the Registrant's common stock, par value $.01 per share, and the related rights to purchase preferred stock, par value $.01 per share, appearing under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (File No. 333-44118) (the "Registration Statement"), as filed with the Securities and Exchange Commission on August 18, 2000, as amended from time to time. The Registration Statement will be declared effective prior to or concurrently with this Form 8-A.



ITEM 2.  EXHIBITS.

The following exhibits are filed herewith:

    3.1 Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registration Statement and incorporated herein by reference).

    3.2 Bylaws of the Registrant (filed as Exhibit 3.2 to the Registration Statement and incorporated herein by reference).

    4.1 Form of Rights Agreement between the Registrant and the rights agent named therein (filed as Exhibit 4.3 to the Registration Statement and incorporated herein by reference).



                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       ORION POWER HOLDINGS, INC.
                                       (Registrant)


                                       By: Scott B. Helm
                                           ----------------------------------
                                           Name:  Scott B. Helm
                                           Title: Executive Vice President
                                                  and Chief Financial officer

Date:  August 18, 2000